SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  November 17, 1998


                          McMoRan Exploration Co.
           (Exact name of registrant as specified in its charter)



        Delaware                001-07791              72-1424200
    (State or other         (Commission File         (IRS Employer
    jurisdiction of              Number)             Identification
    incorporation or                                    Number)
     organization)



                            1615 Poydras Street
                        New Orleans, Louisiana 70112
                  (Address of principal executive offices)

                               (504) 582-4000
            (Registrant's telephone number, including area code)




          Item 2.   Acquisition or Disposition of Assets

                On November 17, 1998, McMoRan Oil & Gas Co. ("MOXY") and Freeport-McMoRan Sulphur Inc. ("FSC") each merged into separate wholly owned subsidiaries of McMoRan Exploration Co. ("MMR"), pursuant to the Agreement and Plan of Mergers dated as of August 1, 1998 (the "Merger Agreement") among MMR, FSC, MOXY and two wholly owned subsidiaries of MMR. Pursuant to the Merger Agreement, (1) each outstanding share of MOXY Common Stock was converted into 0.20 of a share of MMR Common Stock and (2) each outstanding share of FSC Common Stock was converted into 0.625 of a share of MMR Common Stock.

                The other information required by this item has been previously reported by MMR and is included or incorporated by reference in the Joint Proxy Statement/Prospectus filed as part of MMR's Registration Statement on Form S-4 (Registration No.333-61171).

          Item 7.  Financial Statements and Exhibits.

          (a) The MMR financial statements that are required by this item have been previously reported by MOXY (MMR's predecessor reporting entity for accounting purposes) and by FSC with respect to the business acquired. These financial statements
                are  incorporated  by   reference  in   the  Joint   Proxy
                Statement/Prospectus filed as part of MMR's Registration Statement on Form S-4 (Registration No. 333-61171).

          (b) The unaudited pro forma financial statements that are required by this item have been previously reported by MMR and are included in the Joint Proxy Statement/Prospectus filed as part of MMR's Registration Statement on Form S-4 (Registration No. 333-61171).



                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan Exploration Co.

                                        By: /s/ C. Donald Whitmire
                                            -----------------------
                                            C. Donald Whitmire
                                            Vice  President & Controller -
                                            Financial Reporting
                                            (Authorized signatory)


          Date: December 1, 1998